Attorneys at Law
                                                            Suite 2800
                                                 1100 Peachtree Street
     KILPATRICK STOCKTON LLP              Atlanta, Georgia  30309-4530
                                               Telephone: 404.815.6500
                                               Facsimile: 404.815.6555
                                           Web site:  www.kilstock.com


        January 11, 1999





                                                                   EXHIBIT 5


JWGenesis Financial Corp.
980 North Federal Highway, Suite 120
Boca Raton, Florida  33242



     Re:  Form S-8 Registration Statement


Gentlemen:


     We have acted as counsel for JWGenesis Financial Corp. a Florida corporation (the "Company"), in the preparation of the Form S-8 Registration Statement relating to the Company's 1998 Stock Option and Award Plan and the proposed offer and sale of up to 1,500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant thereto.


     In such capacity, we have examined certificates of public officials and originals or copies of such corporate records, documents, and other instruments relating to the authorization of the Plan and the authorization and issuance of the shares of Common Stock as we have deemed relevant under the circumstances.


     Based on and subject to the foregoing, it is our opinion that the Plan and the proposed offer and sale thereunder of up to 1,500,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and that the shares, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.


                                   KILPATRICK STOCKTON LLP


                                   By:  /s/ Jan M. Davidson
                                        Jan M. Davidson, a partner